As filed with the Securities and Exchange Commission on March 31, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CATALYST BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-2020050
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

611 Gateway Blvd. Suite 710

South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

Catalyst Biosciences, Inc. 2018 Omnibus Incentive Plan

(Full Title of the Plans)

Nassim Usman, Ph.D.

President and Chief Executive Officer

Catalyst Biosciences, Inc.

611 Gateway Boulevard, Suite 710

South San Francisco, CA 94080

(Name and Address of Agent for Service)

(650) 871-0761

(Telephone Number, including area code, of agent for service)

Copies to:

Seline Miller

Interim Chief Financial Officer

Catalyst Biosciences, Inc.

611 Gateway Boulevard, Suite 710

South San Francisco, CA 94080

(650) 871-0761

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 2,500,000 additional shares of common stock under the 2018 Omnibus Incentive Plan (the “2018 Plan”) following stockholder approval of an amendment to the 2018 Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on June 27, 2018 (Registration No. 333-225902) and on July 6, 2020 (Registration No. 333-239712).

Item 8. Exhibits

Exhibit Number	Exhibit Title

5.1*	Opinion and Consent of Orrick, Herrington & Sutcliffe LLP.

23.1*	Consent of EisnerAmper LLP, independent registered public accounting firm.

23.2*	Consent of Orrick, Herrington & Sutcliffe LLP (filed as part of Exhibit 5.1).

24.1*	Power of Attorney (filed as part of signature page).

99.1	Catalyst Biosciences, Inc. 2018 Omnibus Incentive Plan, as amended, which is incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement for the 2021 Annual Meeting filed with the Commission on April 27, 2021 (File No. 000-51173).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the South San Francisco, State of California, on March 31, 2022.

CATALYST BIOSCIENCES, INC.

Date: March 31, 2022	By:	/s/ Nassim Usman, Ph.D.
	Name:	Nassim Usman, Ph.D.
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Catalyst Biosciences, Inc., a Delaware corporation, do hereby constitute and appoint Nassim Usman, Ph.D. and Seline Miller, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nassim Usman, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2022
Nassim Usman, Ph.D.

/s/ Seline Miller	Interim Chief Financial Officer	March 31, 2022
Seline Miller	(Interim Financial and Principal Accounting Officer)

/s/ Augustine Lawlor	Chairman	March 31, 2022
Augustine Lawlor

/s/ Errol B. De Souza, Ph.D.	Director	March 31, 2022
Errol B. De Souza, Ph.D.

/s/ Andrea Hunt	Director	March 31, 2022
Andrea Hunt

/s/ Geoffrey Ling, Ph.D.	Director	March 31, 2022
Geoffrey Ling, Ph.D.

/s/ Sharon Tetlow	Director	March 31, 2022
Sharon Tetlow

/s/ Eddie Williams	Director	March 31, 2022
Eddie Williams

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